Exhibit 99.1

                 National Beverage Declares 100% Stock Dividend

     Business Editors

     FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Feb. 27, 2004--National Beverage Corp. (AMEX:FIZ) announced today that its Board of Directors has declared a 100% stock dividend to shareholders of record on March 8, 2004. The Company presently has approximately 18.3 million shares outstanding and, following the payment date of the dividend on March 22, 2004, approximately 36.6 million shares will be outstanding.
     "While we are pleased that National Beverage's performance enables us to reward our loyal shareholders with this stock dividend...we continue to feel that our Company remains 'undiscovered' by the investment community," stated Nick A. Caporella, Chairman and Chief Executive Officer. "We hope this action by our Board today in declaring this dividend will help to enhance liquidity to our Common Shares...as we challenge ourselves to reward our shareholders for their sustained loyalty," Mr. Caporella concluded.
     National Beverage produces soft drinks, bottled waters, juices and juice products and is highly recognized for a line of refreshing flavors through its popular brands: Shasta(R), Faygo(R), Ritz(R), Everfresh(R), Mr. Pure(R) and LaCroix(R).

                    Fun & Flavor...the National Beverage Way

     Note: This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors are described in the Company's Securities and Exchange Commission filings and the Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.


    CONTACT: National Beverage Corp., Fort Lauderdale
             Grace A. Keene, 954/581-0922